June 22, 2007                                       Mayer, Brown, Rowe & Maw LLP
                                                                   1675 Broadway
                                                   New York, New York 10019-5820

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Oppenheimer SMA International Bond Fund
6803 South Tucson Way
Centennial, Colorado 80112-3924

Ladies and Gentlemen:

     This opinion is being furnished to Oppenheimer  International  Bond Fund, a
Massachusetts  business trust (the "Fund"),  in connection with the Registration
Statement on Form N-1A (the  "Registration  Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as
amended,  filed by the Fund.  As counsel  for the Fund,  we have  examined  such statutes,  regulations  corporate  records and other documents and reviewed such questions  of law that we deemed  necessary or  appropriate  for the purposes of this opinion.

     As to matters of  Massachusetts  law  contained  in this  opinion,  we have relied upon the opinion of Kushner Sanders Ravinal LLP, dated the date hereof.

     Based upon the foregoing,  we are of the opinion that the Class A shares of beneficial  interest to be issued by the Fund as described  in the  Registration
Statement have been duly  authorized for issuance and, when issued and delivered by the Fund,  in  exchange  for the  consideration  stated  in the  Registration
Statement, will be validly issued, fully paid and non-assessable (except for the potential  liability  of  shareholders  described  in the  Fund's  Statement  of
Additional  Information  being  part of the  Registration  Statement,  under the caption  "Shareholder  and Trustee  Liability" and except as provided in Section
4.3 of the Fund's  Declaration  of Trust to the contrary,  with respect to sales loads or charges,  redemption  fees and other fees and charges not prohibited as charges to shareholders under applicable law).

     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Registration  Statement  and to the reference to us as legal counsel to the Fund in the  Registration  Statement.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Sincerely,

                                        /s/ Mayer, Brown, Rowe & Maw LLP
                                        ________________________________
                                        Mayer, Brown, Rowe & Maw LLP